Exhibit 16.1

MICHAEL POLLACK CPA, LLC
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003

March 4, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

I have read Southern Bella Inc.’s statements included under Item 4.01 of its Form 8-K/A filed on March 4, 2008, and I agree with such statements concerning my firm.

Sincerely,

/s/ Michael Pollack CPA, LLC
MICHAEL POLLACK CPA, LLC